UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 17, 2024

Chegg, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36180	20-3237489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990 Freedom Circle
Santa Clara,	California	95054
(Address of principal executive offices)		(Zip Code)
(408) 855-5700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CHGG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On June 17, 2024, Chegg, Inc. (“Chegg” or the “Company”) issued a letter to the Company's shareholders from Nathan Schultz, President and CEO of Chegg, regarding the workforce reduction (the “Shareholder Letter”). A copy of the Shareholder Letter is furnished as Exhibit 99.01 to this Current Report on Form 8-K and is incorporated by reference.

The information in Exhibit 99.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as otherwise expressly stated in such filing, except as otherwise expressly stated in such filing.

Item 7.01    Regulation FD Disclosure.

On June 17, 2024, the Company announced a restructuring plan that includes a reduction of its global workforce, which is expected to impact about 441 employees, or approximately 23% of the Company's current workforce, as well as other actions to streamline the Company's operations.

Chegg estimates that it will incur charges of approximately $10 million to $14 million in connection with these actions, primarily consisting of cash expenditures for employee transition and severance payments, employee benefits and other related costs. The Company expects that substantially all of these charges will be incurred by the fourth quarter of 2024, with approximately half in the second quarter of 2024. The estimated charges and the timing of such charges are based on certain assumptions, including local law requirements in various jurisdictions, and actual amounts may differ materially from such estimates. The Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur as a result of or in connection with the implementation of the planned workforce reduction. The Company intends to exclude the charges associated with such reduction from its non-GAAP financial measures, including adjusted EBITDA. The Company anticipates that these actions, along with additional operating expense savings, will result in annualized cost savings of $40 million to $50 million in fiscal year 2025.

The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of Exchange Act, or otherwise incorporated by reference into any filings under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, except as otherwise expressly stated in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report, including statements regarding Chegg's reduction in force, the number of employees impacted, the amount of the charges in connection with the reduction in force, the timing that such charges will be incurred, the impact of the reduction on its non-GAAP financial measures, the amount of the cost savings and the timing of those savings, and the statements in the CEO's letter to employees are forward-looking statements. The words “will,” “plans,” “expects” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions outside of the Company's control. In addition, new risks may emerge from time to time, and it is not possible for the Company to predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements made. In light of these risks, uncertainties and assumptions, the future events discussed in this Current Report on Form 8-K may not occur and actual future results may be materially different from those anticipated or implied in the forward-looking statements.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.01	Letter to Chegg, Inc. shareholders from Nathan Schultz on June 17, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHEGG, INC.

By: /s/ David Longo
Name: David Longo
Title: Chief Financial Officer
Date: June 17, 2024